UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 16, 2016

CITIZENS COMMUNITY BANCORP, INC

(Exact name of registrant as specified in its charter)

Maryland	001-33003	20-5120010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(715) 836-9994

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2016, Citizens Community Bancorp, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with First Tennessee Bank National Association (“First Tennessee”) evidencing an $11 million term loan (the “Loan”). The proceeds from the Loan will be used by the Company for the sole purpose of financing the acquisition, by merger, of Community Bank of Northern Wisconsin, a state bank duly organized and existing under the laws of the State of Wisconsin (“CBN”). Effective May 16, 2016, CBN merged with and into Citizens Community Federal N.A. (“CCF”), a wholly-owned subsidiary of the Company, pursuant to the terms of a Plan and Agreement of Merger dated as of February 10, 2016, as amended by the First Amendment to Agreement and Plan of Merger dated as of May 13, 2016 (the “Merger Agreement”) by and among CCF, Old Murry Bancorp, Inc., a Wisconsin corporation (“Old Murry”), the controlling shareholders of Old Murry, and CBN (the “Merger”).

The Loan matures on May 15, 2021 (the “Maturity Date”), and the Company’s obligations under the Loan Agreement are secured by a pledge of all of the issued and outstanding shares of common stock of CCF (the “Collateral”) pursuant to the Pledge and Security Agreement between the Company and First Tennessee dated as of May 16, 2016 (the “Pledge Agreement”). The Loan bears interest based on LIBOR, and is payable in accordance with the terms and provisions of the term note entered into by and between the Company and First Tennessee on May 16, 2016 (the “Note”).

The Loan Agreement contains a number of customary affirmative and negative covenants, including the requirement of the Company to maintain a loan-to-value ratio of no greater than 50%. The Loan Agreement also provides that the Company shall not sell, transfer, pledge or otherwise dispose of, or otherwise encumber any of the Company’s stock of CCF.

The Loan Agreement includes customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults and bankruptcy or insolvency proceedings. In addition, the Loan Agreement includes a cross-default provision related to other outstanding indebtedness of the Company, CCF or any other subsidiary of the Company, the occurrence of which, after any applicable cure period, would permit First Tennessee, among other things, to accelerate payment of all amounts outstanding under the Loan and to exercise its remedies with respect to the Collateral, including, without limitation, the sale of the Collateral.

The foregoing summary of the Loan Agreement and the Pledge Agreement do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Agreement and the Pledge Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 16, 2016, CCF completed the Merger with CBN, effective at 11:59 p.m. Central Time (the “Effective Time”), with CCF surviving the Merger. At the Effective Time, CBN’s banking charter was surrendered and returned to the State of Wisconsin and all outstanding shares of CBN were canceled and retired. CCF continues as the surviving bank under the name “Citizens Community Federal N.A.”.

Pursuant to the terms of the Merger Agreement, the total purchase price paid in cash by CCF to Old Murry was $17.44 million, which represented a $16.76 million book value of CBN as of April 30, 2016, less a capital dividend of $4.34 million declared by CBN to Old Murry, plus a $5 million fixed premium.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 in this Current Report on Form 8-K is incorporated by reference in its entirety.

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Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information. The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Plan and Agreement of Merger dated as of February 10, 2016, as amended by the First Amendment to Agreement and Plan of Merger dated as of May 13, 2016, by and among Old Murry Bancorp, Inc., the Control Shareholders, Community Bank of Northern Wisconsin and Citizens Community Federal N.A.

10.1	Loan Agreement, dated May 16, 2016, by and between Citizens Community Bancorp, Inc., and First Tennessee Bank National Association.

10.2	Pledge and Security Agreement, dated May 16, 2016, by and between Citizens Community Bancorp, Inc., and First Tennessee Bank National Association.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: May 18, 2016	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg
Executive Vice President & Chief Financial Officer

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